EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Scott Epperson, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Benchmark 2025-V15 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Trimont LLC, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Computershare Trust Company, National Association, as Trustee and Certificate Administrator, Computershare Trust Company, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Berkadia Commercial Mortgage LLC, as Primary Servicer for the Compass Self Storage National Portfolio Mortgage Loan and the Rockside Flex Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Uber Headquarters Mortgage Loan, Torchlight Loan Services, LLC, as Special Servicer for the Uber Headquarters Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Uber Headquarters Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Uber Headquarters Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Uber Headquarters Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for The Link Mortgage Loan, Greystone Servicing Company LLC, as Special Servicer for The Link Mortgage Loan, Computershare Trust Company, National Association, as Trustee for The Link Mortgage Loan, Computershare Trust Company, National Association, as Custodian for The Link Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for The Link Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 1535 Broadway Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the 1535 Broadway Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the 1535 Broadway Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 1535 Broadway Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 1535 Broadway Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Marriott JFK Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Marriott JFK Mortgage Loan, Wilmington Savings Fund Society, FSB, as Trustee for the Marriott JFK Mortgage Loan, Citibank, N.A., as Custodian for the Marriott JFK Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Marriott JFK Mortgage Loan, Trimont LLC, as Primary Servicer for the 655 Third Avenue Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the 655 Third Avenue Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the 655 Third Avenue Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 655 Third Avenue Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 655 Third Avenue Mortgage Loan, and CoreLogic Solutions, LLC, as Servicing Function Participant for the 655 Third Avenue Mortgage Loan.

Dated: March 24, 2026

/s/ Scott Epperson

Scott Epperson

Chief Executive Officer

(senior officer in charge of securitization of the depositor)